DEMAND PROMISSORY NOTE

September 13, 2010
USD $24,000

To:	Cornelius O’Connell,
919 St. Charles Street,
Victoria, B.C. V8S 3P7

FOR VALUE RECEIVED CHEETAH OIL & GAS Ltd. (the “Borrower”) acknowledges itself indebted and promises to pay to, or to the order of, the Lender at the address indicated, the sum of TWENTY FOUR THOUSAND DOLLARS USD ($24,000) (the “Principal Sum”), together with interest on the outstanding Principal Sum from time to time at a rate equal to 15% PER ANNUM, both before and after maturity, ON DEMAND, subject to any restrictions on such demand as set out in a Loan Agreement between the Lender and the Borrower dated as of September 13, 2010.

If any payment is not made when required to be made in accordance with the promissory note, interest is to be paid by the Borrower on such overdue amounts, including any accrued and unpaid interest in the same manner as is paid on the Principal Sum.

The Borrower waives presentment for payment, protest or notice of protest and notice of dishonour of this promissory note.

DATED at Nanaimo, British Columbia, this 13 day of September, 2010.

CHEETAH OIL & GAS LTD.

Signature:
Donald Findlay, President

CHEETAH OIL & GAS LTD.

Signature:
Robert McAllister, CEO